EXHIBIT 23.1

         CONSENT OF  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-57810, Form S-3 No. 333-79407, Form S-8 No. 33-99914, Form S-8
No. 333-32646, Form S-8 No. 333-105926, Form S-3 No. 333-100625 and Form S-3 No.
333-66772) of Westell Technologies, Inc. of our report dated May 16, 2003 except for notes 2 and 3, which were dated June 26, 2003 with respect to the consolidated financial statements and schedule of Westell Technologies, Inc. included in this Annual Report (Form 10-K/A) for the year ended March 31, 2003.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP


Chicago, Illinois
July 30, 2004